Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY EQUINOX MINERALS LIMITED, TO PURCHASE ALL OUTSTANDING COMMON SHARES OF LUNDIN MINING CORPORATION.

NOTICE OF GUARANTEED DELIVERY

For Deposit of Common Shares of

Lundin Mining Corporation

Under the Offer dated March 7, 2011 made by

Equinox Minerals Limited

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 6:00 P.M. (TORONTO TIME) ON APRIL 14, 2011 (THE “EXPIRY TIME”) UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) ALONG WITH ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AND INFORMATION AGENT AT OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated March 7, 2011 (the “Offer”) made by Equinox Minerals Limited (the “Offeror”) to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Common Shares (“Common Shares”) of Lundin Mining Corporation (“Lundin”), including Common Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of options issued under Lundin’s Incentive Stock Option Plan and stock appreciation rights, if certificate(s) representing the Common Shares to be deposited are not immediately available or if the holder of Common Shares (the “Shareholder”) is not able to deliver the certificate(s) and all other required documents to Kingsdale Shareholder Services Inc. (the “Depositary and Information Agent”) at or prior to the Expiry Time at the office specified below.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Glossary to the Offer to Purchase and related Circular dated March 7, 2011 (the “Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Glossary.

All dollar references in this Notice of Guaranteed Delivery refer to Canadian dollars, except where otherwise indicated.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Shareholder wishes to deposit Common Shares under the Offer and either the certificate(s) representing the Common Shares is (are) not immediately available or the certificate(s) and all other required documents cannot be delivered to the Depositary and Information Agent at or prior to the Expiry Time, those Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)	this Notice of Guaranteed Delivery or a manually executed facsimile hereof, properly completed and executed, including the guarantee of delivery by an Eligible Institution in the form set out below, is received by the Depositary and Information Agent at its office in Toronto, Ontario specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) representing all deposited Common Shares, together with a Letter of Transmittal, properly completed and executed, with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary and Information Agent at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the Expiry Date.

This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary and Information Agent at its office in Toronto, Ontario specified on this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Common Shares and all other required documents to an address or transmission by facsimile to facsimile number other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, including certain trust companies in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in Canada or the United States.

The undersigned understands and acknowledges that payment for Common Shares deposited and taken up by the Offeror under the Offer will be made only after timely receipt by the Depositary and Information Agent of certificate(s) representing the Common Shares, a Letter of Transmittal, properly completed and executed, covering such Common Shares, with the signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary and Information Agent to persons depositing Common Shares by reason of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer, and that the consideration for the Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary and Information Agent before the Expiry Time, even if the certificate(s) representing all of the deposited Common Shares, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”, are not so delivered to the Depositary and Information Agent and, therefore, payment by the Depositary and Information Agent on account of such Common Shares is not made until after the take up and payment for the Common Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Questions and requests for assistance in accepting the Offer and in depositing Common Shares with the Depositary and Information Agent may be directed to the Depositary and Information Agent, Kingsdale Shareholder Services Inc., at 1-888-518-1558 toll free in North America or at +1 (416) 867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com.

TO:                      EQUINOX MINERALS LIMITED

AND TO:            KINGSDALE SHAREHOLDER SERVICES INC, as Depositary and Information Agent

By Mail:	By Registered Mail, by Hand or by Courier:	By facsimile Transmission:

Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 156 Toronto, Ontario M5X 1E2	Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 156 Toronto, Ontario M5X 1E2	(416) 867-2271 or 1-866-545-5580

North American Toll-Free Phone:

1-888-518-1558

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AND INFORMATION AGENT AT ITS OFFICE IN TORONTO, ONTARIO LISTED ON THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY AND INFORMATION AGENT IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

BOX 1
DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s)	Number of Common Shares Represented by Certificate(s)*	Number of Common Shares Deposited*

TOTAL:
* Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

BOX 2

ELECTION FOR CASH OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Common Shares represented by the certificate(s) listed in Box 1 above. Shareholders may elect to receive either the Cash Alternative (Choice A) OR the Share Alternative (Choice B).

Shareholders may choose only ONE of the choices below:

☐         Choice A – The CASH ALTERNATIVE

Shareholders who check this box will receive $8.10 in cash for each Common Share deposited under this
Choice A (subject to pro-ration).

☐         Choice B – The SHARE ALTERNATIVE

Shareholders who check this box will receive 1.2903 common shares of the Offeror (“Offeror Shares”) and
$0.01 in cash for each Common Share deposited under this Choice B (subject to pro-ration).

If neither of the foregoing choices is properly made, the undersigned will be deemed to have elected the
Share Alternative.

No fractional Offeror Shares will be issued pursuant to the Offer. Where a Shareholder is to receive Offeror
Shares as consideration under the Offer and the aggregate number of Offeror Shares to be issued to such
Shareholder would result in a fraction of an Offeror Share being issuable, the number of Offeror Shares to be received by such Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) and the amount of cash to be received by such Shareholder will correspondingly be either decreased or increased (on the basis of $6.27 per Offeror Share), provided, however, that the number of Offeror Shares to be received by a Shareholder shall be rounded down in all circumstances where rounding would result in such Shareholder receiving less than $0.01 per Common Share tendered by such Shareholder on a per Common Share basis.

A Shareholder who is an “Eligible Holder” (as defined in the Offer to Purchase and Circular) and who wishes to elect the “Rollover Option” (as defined in the Offer to Purchase and Circular) to make the joint tax election with the Offeror in order to obtain a full or partial tax-deferred rollover for Canadian federal income tax purposes in respect of the disposition of Common Shares pursuant to the Offer, must elect the Share
Alternative. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

The undersigned acknowledges that the consideration payable pursuant to the Offer and this election is subject to pro-ration as set forth in Section 1 of the Offer to Purchase, ‘‘The Offer’’. If, on any Take-Up
Date, the aggregate cash consideration that would otherwise be payable by the Offeror to Shareholders who elect to receive cash under the Cash Alternative in respect of their Common Shares to be taken up on such Take-Up Date, together with the $0.01 in cash per Common Share to be paid along with
Offeror Shares to Shareholders who elected (or are deemed to elect) the Share Alternative in respect of their Common Shares to be taken up on such Take-Up Date, exceeds the Maximum Take-Up Date Cash
Consideration, the amount of cash consideration available to those Shareholders who have so elected the Cash Alternative will be allocated pro-rata (on a per share basis) among such Shareholders, as set forth in Section 1 of the Offer to Purchase, ‘‘The Offer’’.

An election (or deemed election) as to the consideration to be received by a Shareholder made in this
Notice of Guaranteed Delivery shall supersede any election made in the Letter of Transmittal.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary and Information Agent, at its address set forth herein, of the certificate(s) representing the Common Shares deposited hereby in proper form for transfer, together with the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, covering the deposited Common Shares and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS FORM. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Dealer Manager for the Offer is:

TD SECURITIES INC.

Telephone: (416) 308-2670

The Depositary and Information Agent for the Offer is:

By Mail	By Registered Mail, by Hand or by Courier

Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 156 Toronto, Ontario M5X 1E2	Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 156 Toronto, Ontario M5X 1E2

North American Toll Free Phone: 1-888-518-1558

E-mail: contactus@kingsdaleshareholder.com

Facsimile: (416) 867-2271 or 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: +1 (416) 867-2272

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by holders of Common Shares to the Depositary and Information Agent or the Dealer Manager at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.